Exhibit 10.1

STOCK-FOR-STOCK EXCHANGE AGREEMENT

This Stock-for-Stock Exchange Agreement (the “Agreement”) is entered into as of September, 02 2025 (the “Effective Date”), by and between: IQSTEL Inc., a corporation organized under the laws of the State of Nevada with its principal office at 300 Aragon Avenue, Suite 375 Coral Gables, FL 33134 (“IQSTEL”), and Cycurion, Inc., a corporation organized under the laws of State of Delaware, with its principal office at 1640 Boro Place, Fourth Floor McLean, Virginia 22102 (“CYCU”). IQSTEL and CYCU are collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, IQSTEL, through its subsidiaries, operates as a global connectivity and technology corporation with a commercial presence in more than 20 countries across four continents and established commercial relationships with over 600 telecom operators worldwide;

WHEREAS, CYCU is a cybersecurity company with deep expertise in protecting digital infrastructure, and both parties desire to collaborate strategically on the development and commercialization of advanced cybersecurity and AI-driven solutions;

WHEREAS, IQSTEL and CYCU have entered into a strategic alliance to collaborate on launching cybersecurity services to IQSTEL’s global customer base and expanding CYCU’s international footprint through IQSTEL’s network and platform;

WHEREAS, the Parties have identified six pillars of collaboration forming the foundation of their joint initiatives:

1. Cybersecurity for Telecom Carrier Infrastructure – Developing advanced cybersecurity solutions to protect telecom operations including destination rates, routing engine rules, billing and accounting systems, CRM and ERP platforms, and sensitive financial data.

2. White-Label Cybersecurity Services (“Cyber Shield”) – Offering a white-label platform for telecom operators to provide cybersecurity services to enterprises, SMBs, and consumers, thereby unlocking new high-margin revenue streams.

3. AI-Driven Operational Optimization for Cycurion – Leveraging IQSTEL Intelligence to reduce costs, optimize operations, and accelerate execution of high-value contracts.

4. AI-Powered Next-Generation Cybersecurity Platform – Jointly developing an advanced AI- enhanced cybersecurity system for telecom operators and large-scale ecosystems, positioning the Parties as leaders in proactive cyber defense.

5. Time-to-Market in H2 2025 – Coordinated launch of commercial solutions in the second half of 2025 through joint product development, packaging, and go-to-market strategies.

6. Cybersecurity Market Opportunity – Capitalizing on a market projected to exceed $500 billion by 2030, with IQSTEL’s global reach providing a platform for large-scale commercialization.

WHEREAS, the Parties are exploring the integration of IQSTEL Reality Border’s AI capabilities into CYCU’s cybersecurity suite to further enhance the value of the partnership;

WHEREAS, to solidify the strategic relationship and align their mutual interests, the Parties desire to exchange shares of their respective common stock as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. STOCK EXCHANGE

1.1 Issuance of CYCU Shares to IQSTEL. CYCU shall issue to IQSTEL, and IQSTEL shall accept, a number of shares of common stock of CYCU (the “CYCU Shares”) with an aggregate value of One Million U.S. Dollars ($1,000,000), based on the applicable per share price set forth in Section 1.3.

1.2 Issuance of IQSTEL Shares to CYCU. IQSTEL shall issue to CYCU, and CYCU shall accept, a number of shares of common stock of IQSTEL (the “IQSTEL Shares”) with an aggregate value of One Million U.S. Dollars ($1,000,000), based on the applicable per share price set forth in Section 1.3. The issuance of CYCU Shares to IQSTEL and IQSTEL Shares to CYCU shall be referred herein as the “Exchange”.

1.3 Valuation and Calculation of Share Exchange. The CYCU Shares and the IQSTEL Shares to be issued pursuant to this Agreement shall be calculated by dividing One Million U.S. Dollars (USD $1,000,000) by the applicable per share price of the issuing Party’s common stock, determined as follows:

(a) The per share price shall be the lower of (i) the Nasdaq Official Closing Price of the issuing Party’s common stock on the trading day immediately preceding the execution of this Agreement, or (ii) the average Nasdaq Official Closing Price of the issuing Party’s common stock over the five (5) consecutive trading days immediately preceding the execution of this Agreement.

(b) The Parties shall confirm in writing the exact number of CYCU Shares and IQSTEL Shares to be issued hereunder prior to the Closing (as defined below).

1.4 Delivery of Shares. The issuance and delivery of the CYCU Shares and IQSTEL Shares (the “Closing”) shall occur simultaneously on the third business day following the Effective Date, but not later than within thirty (30) business days following the Effective Date (the “Closing Date”), or such other date as mutually agreed by the Parties. The shares shall be delivered in book-entry form through the respective transfer agents of the Parties or as otherwise agreed.

1.5 Consideration. The exchange of CYCU Shares for IQSTEL Shares under this Agreement shall be issued for no cash consideration. When issued, the CYCU Shares and IQSTEL Shares shall be deemed duly authorized, fully paid and non-assessable.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of CYCU. CYCU represents and warrants to IQSTEL that:

(a) CYCU is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

(b) CYCU has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) This Agreement has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(d) the CYCU Shares, when issued, will be duly authorized, validly issued, fully paid, and non- assessable, and are free and clear of all liens, encumbrances, security interests and adverse claims;

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(e) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with

(i) its organizational documents,

(ii) any agreement or instrument to which it is a party, or

(iii) any applicable law or regulation;

(f) the CYCU Shares will be issued and exchanged in compliance with all applicable federal and state securities laws;

(g) CYCU understands that the purchase or sale of a publicly traded security while in possession of material, nonpublic information, not previously disclosed, is prohibited under any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule or regulation (the “Laws”), including Rule 10b-5 promulgated by the U.S. Securities and Exchange Commission (“SEC”) pursuant to Section 10b of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and could lead to civil and/or criminal prosecution;

(h) CYCU has made all required filings with the SEC, including all reports, schedules, forms, statements and other documents filed or required to be filed by CYCU with the SEC pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, including material filed pursuant to Section 13(a) or 15(c) of the Exchange Act, in each case, together with all exhibits, supplements, amendments and schedules thereto, and all documents incorporated by reference therein (“SEC Filings”). The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) No event, liability, development or circumstance has occurred or exists with respect to the business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise) of CYCU and its subsidiaries, taken as a whole, that (i) would be required to be disclosed by CYCU under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by CYCU of its shares of common stock and which has not been publicly announced or (ii) could have result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of a Party and its subsidiaries, taken as a whole, or (iii) a material adverse effect on a Party’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect;

(j) no consent, approval, order, or authorization of any third party or governmental authority is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for those that have been obtained and are in full force and effect as of the Closing.

2.2 Representations and Warranties of IQSTEL. IQSTEL represents and warrants to CYCU that:

(a) IQSTEL is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

(b) IQSTEL has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) This Agreement has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

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(d) the IQSTEL Shares, when issued, will be duly authorized, validly issued, fully paid, and non- assessable, and are free and clear of all liens, encumbrances, security interests and adverse claims;

(e) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with

(i) its organizational documents,

(ii) any agreement or instrument to which it is a party, or

(iii) any applicable law or regulation;

(f) the IQSTEL Shares will be issued and exchanged in compliance with all applicable federal and state securities laws;

(g) IQSTEL understands that the purchase or sale of a publicly traded security while in possession of material, nonpublic information, not previously disclosed, is prohibited under the Laws, including Rule 10b-5 promulgated by the SEC pursuant to Section 10b of the Exchange Act, and could lead to civil and/or criminal prosecution;

(h) IQSTEL has made all required with the SEC. The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) No event, liability, development or circumstance has occurred or exists with respect to the business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise) of IQSTEL and its subsidiaries, taken as a whole, that (i) would be required to be disclosed by IQSTEL under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by IQSTEL of its shares of common stock and which has not been publicly announced or (ii) could have a Material Adverse Effect;

(j) no consent, approval, order, or authorization of any third party or governmental authority is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for those that have been obtained and are in full force and effect as of the Closing.

3. CONDITIONS TO CLOSING

3.1 Closing.

(a) Subject to the terms and conditions set forth in this Agreement, at the Closing, CYCU and IQSTEL shall issue such number of CYCU Shares and IQSTEL Shares, respectively, as provided in Section 1.3 herein.

(b) Each Party has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares as provided in Section 1.3 herein and in accordance with the applicable stockholder approval requirements of Nasdaq Marketplace Rule 5635.

(c) The Closing of the Exchange shall take place at the offices of of iQSTEL Inc, located at 300 Aragon Avenue, Suite 375 Coral Gables, FL 33134 or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(d) On the Closing Date, each Party shall irrevocably instruct its transfer agent to issue to the other Party the number of shares as provided by Section 1.3 in book entry and each Party shall deliver the other items deliverable at Closing set forth in Section 3.2.

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3.2 Closing Deliveries.

(a) On or prior to the Closing, each Party shall issue, deliver or cause to be delivered to the other Party the following:

(i) this Agreement;

(ii) duly executed transfer agent instructions instructing the transfer agent to deliver to the other Party a book entry statement evidencing the number of shares included in the Exchange;

(iii) a certificate of the Secretary of each Party (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the issuance of the CYCU Shares and IQSTEL Shares by the respective party, (b) certifying the current versions of each Party’s current certificate of incorporation and bylaws, and (c) certifying as to the signatures and authority of persons signing the this Agreement;

(iv) a certificate evidencing the formation and good standing of CYCU and IQSTEL issued by the Secretary of State of Delaware and Secretary of State of Nevada, respectively, as of a date within five (5) Business Days of the Closing Date; and

(v) evidence that the CYCU Shares and IQSTEL Shares issued or to be issued to the other Party in accordance with the terms of this Agreement have been approved for trading on The Nasdaq Stock Market.

3.3 Conditions to Obligations of Both Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

(a) No governmental authority shall have enacted any law, rule, or regulation prohibiting the transactions contemplated hereby; and

(b) All necessary corporate approvals, including approval by the respective boards of directors of the Parties, shall have been obtained.

3.4 Additional Conditions to CYCU’s Obligations. CYCU’s obligation to issue the CYCU Shares is subject to IQSTEL’s representations and warranties being true and correct as of the Closing.

3.5 Additional Conditions to IQSTEL’s Obligations. IQSTEL’s obligation to issue the IQSTEL Shares is subject to CYCU’s representations and warranties being true and correct as of the Closing.

4. COVENANTS

4.1 Securities Law Compliance. Each Party shall comply with all applicable federal and state securities laws in connection with the issuance and transfer of the shares contemplated by this Agreement.

4.2 Furnishing Information. In order to sell shares under Rule 144, each Party shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Party after the date hereof pursuant to the Exchange Act. During such period, if the Parties are not required to file reports pursuant to the Exchange Act and if requested by the other Party, it will prepare and furnish to the other Party and make publicly available in accordance with Rule 144(c) such information as is required for the other Party to sell the shares under Rule 144.

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4.3 Further Assurances. Each Party agrees to execute and deliver such additional documents and take such further actions as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

4.4 Intention to Distribute Dividend. Each Party shall cooperate with the other Party to distribute fifty percent (50%) of the shares received pursuant to this Agreement to its respective shareholders as a dividend, subject to compliance with applicable laws, regulations, board approvals, and any necessary shareholder approvals.

4.5 Continued Collaboration. The Parties shall continue to work in good faith on the development of their strategic partnership, including the integration of technologies as described in the Recitals.

4.6 Exploration of Deeper Transactions. The Parties remain open to exploring deeper transactions in the future, including potential joint ventures or structural integrations, subject to mutual agreement and compliance with applicable laws.

4.7 Reservation of Shares. On and after the date hereof, each Party shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares for the purpose of enabling the Exchange.

5 RESTRICTIONS

5.1 Restricted Securities. Each Party understands that the shares included in the Exchange have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act. Each Party understands that the shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Party must hold the shares indefinitely unless the resale of the shares is subsequently registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Party understands that no representation has been made as to the availability of any exemption under the Securities Act for the reoffer, resale, pledge or transfer of the shares offered hereunder.

5.2 Restrictive Legend. The Parties understand that any certificates or book entries evidencing the CYCU Shares and IQSTEL Shares may bear the following or substantially similar legends, reflecting the restricted nature of the shares which the Party has agreed in this Agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, (II) SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OF SAID ACT, (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT, OR (IV) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT IS PROVIDED TO THE COMPANY. THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

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5.3 Removal of Legends. The legend set forth in 5.2 above shall be removed and each Party shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such shares are registered for resale under the Securities Act, (ii) such shares are sold or transferred pursuant to Rule 144, or (iii) such shares are eligible for sale under Rule 144, without the requirement for each Party to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for the shares subject to legend removal hereunder may be transmitted by the transfer agent to the other Party by crediting the DTC account of the Party’s broker or other DTC participant as directed by such Party.

6 CONDITIONS PRECEDENT

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions precedent:

6.1 Accuracy of Representations and Warranties. The representations and warranties of the other Party shall be true and correct in all material respects as of the Closing.

6.2 Corporate Approvals. Each Party shall have delivered to the other Party copies of all necessary corporate approvals and resolutions authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

6.3 Absence of Legal Impediment. There shall be no injunction, order, decree, or legal restraint in effect prohibiting the consummation of the transactions contemplated by this Agreement.

6.4 Ancillary Agreements. All ancillary agreements, if any, to be executed and delivered pursuant to this Agreement, shall have been duly executed and delivered by the respective parties thereto.

7. TERMINATION

7.1 Termination. This Agreement may be terminated prior to the Closing: (a) By mutual written consent of the Parties; (b) By either Party if the Closing has not occurred within thirty (30) days of the Effective Date, provided that the terminating Party is not in breach of this Agreement; or (c) By either Party if the other Party materially breaches any representation, warranty, or covenant herein, and such breach is not cured within ten (10) days of written notice.

7.2 Effect of Termination. Upon termination, this Agreement shall be void and of no further effect, except that any liabilities arising prior to termination shall survive.

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8. MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

8.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral.

8.3 Amendments. This Agreement may not be amended except by a written instrument signed by both Parties.

8.4 Notices. All notices required under this Agreement shall be in writing and delivered to the respective addresses of the Parties set forth above, or to such other address as a Party may designate in writing.

8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Stock-for-Stock Exchange Agreement as of the Effective Date.

IQSTEL INC.

By:	/s/ Leandro Iglesias
Name:	Leandro Iglesias
Title:	Chief Executive Officer

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

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